FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “First Amendment”) is made this 13th day of May, 2019 (the “Effective Date”), by and between PINE FOREST 240 TT, LLC, a Delaware limited liability company (“Landlord”), and DOVA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :
WHEREAS, pursuant to that certain Office Lease Agreement dated May 22, 2018 (the "Original Lease"), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 21,745 rentable square feet of office space (the “Existing Premises”) on the second (2nd) floor of the building located at 240 Leigh Farm Road, Durham, North Carolina (the “Building”), as more particularly described, and on the terms and conditions contained, in the Original Lease; and
WHEREAS, Landlord and Tenant desire to amend the Original Lease to provide for the demise to Tenant of the Suite 230 Premises (hereinafter defined), upon the terms and conditions set forth in this First Amendment.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:
1.    Incorporation of Recitals. The foregoing recitals are hereby incorporated in this First Amendment and are made a part hereof by this reference.
2.    Definitions. All capitalized terms used in this First Amendment shall have the meanings ascribed thereto in the Original Lease, unless otherwise defined herein. As used herein and in the Original Lease: (i) the term “Lease” shall mean the Original Lease, as amended by this First Amendment; (ii) the term “Premises Portion” shall include the Suite 230 Premises; and (iii) the term “Premises Portion Commencement Date” shall include the Suite 230 Commencement Date (hereinafter defined).
3.    Suite 230 Premises; Suite 230 Commencement Date; Simultaneous Delivery of the Suite 215 Premises and the Suite 230 Premises; Term.
A.    Subject to the terms and conditions set forth herein, from and after the Suite 230 Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately three thousand eight hundred eighty-one (3,881) rentable square feet of additional office space on the second (2nd) floor of the Building currently known as Suite 230 (the “Suite 230 Premises”), as such space is more particularly shown as the shaded space on the attached Exhibit A. Once the Premises Portion Commencement Date for all of the Premises Portions have occurred, the Premises shall contain approximately twenty-five thousand six hundred twenty-six (25,626) rentable square feet of office space in the aggregate. As used herein, the "Suite 230 Commencement Date" shall be the date Landlord delivers possession of the Suite 230 Premises to Tenant broom clean and free from any prior occupancies. Landlord shall (i) use commercially reasonable efforts to deliver the Suite 230 Premises to Tenant on March 1, 2020 (which commercially reasonable efforts shall not include the attempt by Landlord to relocate the existing tenant or occupant of the Suite 230 Premises to space located outside of the Building) and (ii) not deliver possession of the Suite 230 Premises to Tenant prior to March 1, 2020. Notwithstanding anything to the contrary contained in the Original Lease or this First Amendment, Landlord shall deliver possession of the Suite 230 Premises to Tenant simultaneously with Landlord’s delivery of possession of the Suite 215 Premises to Tenant, and, unless otherwise consented to by Tenant (a) Tenant shall not be obligated to accept non-simultaneous delivery of the Suite 230 Premises and the Suite 215 Premises and (b) neither the Suite 215 Commencement Date, nor the Suite 230 Commencement, shall be deemed to have occurred until both the Suite 215 Premises and the Suite 230 Premises have been delivered to Tenant.
B.    The Term with respect to the Suite 230 Premises shall commence on the Suite 230 Commencement Date and shall expire on September 30, 2023 (i.e., the “Expiration Date” as set forth in the Original Lease). Reference is made to the form of Declaration of Suite 230 Commencement Date (the "Suite 230 CD

Declaration") attached hereto as Exhibit B. After the Suite 230 Commencement Date, Landlord shall complete the Suite 230 CD Declaration and deliver the completed Suite 230 CD Declaration to Tenant. Within ten (10) days after Tenant receives the completed Suite 230 CD Declaration from Landlord, Tenant shall execute and return the Suite 230 CD Declaration to Landlord to confirm the Suite 230 Commencement Date and, if applicable, a revised schedule of Base Rent payable by Tenant with respect to the Suite 230 Premises. Any failure by Landlord to deliver the Suite 230 CD Declaration to Tenant and/or any failure by Landlord of Tenant to execute the Suite 230 CD Declaration after such delivery shall not affect the determination of the Suite 230 Commencement Date, or otherwise affect in any manner whatsoever any other term or condition of the Lease.
4.    Tenant Improvements; Improvement Allowance.
A.    Landlord shall deliver the Suite 230 Premises to Tenant broom clean and free from any prior occupancies (but otherwise in its then “as-is” condition) without (i) any obligation on Landlord's part to undertake any improvements or alterations therein (but subject to Landlord’s repair and maintenance obligations set forth in the Lease); or (ii) any representations or warranties regarding the condition thereof.
B.    The amount of the Improvement Allowance provided by Landlord pursuant to the terms of the Original Lease shall be increased by an amount equal to Fifty-Eight Thousand Two Hundred Fifteen Dollars ($58,215.00) (or Fifteen Dollars [$15.00] per rentable square foot of the Suite 230 Premises) such that the Improvement Allowance shall equal Three Hundred Twenty-Two Thousand Three Hundred Five Dollars ($322,305.00) in the aggregate.
C.    Section 3(c)(ii) of the Original Lease is hereby amended by inserting the phrase “and the Suite 230 Premises” at the end of subclause (3) thereof.
D.    Landlord and Tenant hereby expressly acknowledge and agree that the Improvement Allowance shall not be reduced by Suite 215 Relocation Costs, and accordingly, the Original Lease is hereby amended as follows:
(i)    the reference to “Suite 215 Relocation Costs” in Section 3(c)(ii) of the Original Lease is hereby deleted and is of no further force and effect; and
(ii)    Section 3(c)(vi) of the Original Lease is hereby deleted in its entirety and is of no further force and effect.
5.    Base Rent for the Suite 230 Premises.
A.    Commencing on the Suite 230 Commencement Date, and thereafter on the first day of each and every calendar month during the Term (but subject to the terms of Paragraph 5[B], below), Tenant shall pay Landlord Base Rent for the Suite 230 Premises in the following amounts, in equal monthly installments, in advance, as follows:

PERIOD	RATE	MONTHLY RENT	ANNUAL RENT

Suite 230 Commencement Date - 10/31/20	$26.97	$8,722.55	$104,670.60*
11/1/20 -10/31/21	$27.71	$8,961.88	$107,542.56
11/1/21 -10/31/22	$28.48	$9,210.91	$110,530.92
11/1/22 -9/30/23	$29.26	$9,463.17	$113,558.04*
[*on an annualized basis]

The above schedule of Base Rent for the Suite 230 Premises assumes that (i) the Initial Premises Portion Commencement Date occurs on or prior to September 1, 2018 and (ii) the Suite 230 Commencement Date occurs during the second (2nd) Lease Year. If either of the foregoing assumptions proves to be incorrect, Landlord and Tenant shall adjust such schedule accordingly and set forth a revised schedule in the Suite 230 CD Declaration.

Tenant shall pay Landlord the Base Rent payable with respect to the Suite 230 Premises in accordance with the terms and conditions of the Lease.

B.    Provided Tenant is not in monetary default of the Lease (for which default Tenant has received at least forty-eight [48] hours’ prior written notice from Landlord), and provided further that no material non-monetary Event of Default by Tenant then exists under the Lease, Landlord hereby agrees to abate Base Rent for the Suite 230 Premises for the period that is the first three (3) full calendar months following the Suite 230 Commencement Date (the “Suite 230 Abatement Period”).

C.    Notwithstanding the foregoing, and notwithstanding anything to the contrary contained in the Original Lease, if the delivery of possession to Tenant of the Suite 215 Premises does not occur simultaneously with the delivery of possession to Tenant of the Suite 230 Premises, then neither the three (3) month Suite 230 Abatement Period, nor the three (3) month Suite 215 Abatement Period (as such Suite 215 Abatement Period set forth in the Original Lease is amended pursuant to the terms of Paragraph 9, below) shall commence until Landlord has delivered possession to Tenant of both the Suite 215 Premises and the Suite 230 Premises in the condition required pursuant to the terms of the Lease.

D.    Tenant shall pay Landlord Base Rent for the Existing Premises in accordance with the terms and conditions of the Original Lease.

6.    Tenant’s Proportionate Share. From and after the Suite 230 Commencement Date, Tenant’s Proportionate Share shall increase by 3.86%. Once the Premises Portion Commencement Date for all of the Premises Portions have occurred, Tenant’s Proportionate Share shall equal 25.49% (representing a fraction, the numerator of which is the number of rentable square feet within the Premises and the denominator of which is the number of rentable square feet within the Building).

7.    Security Deposit. Landlord and Tenant acknowledge and agree that Landlord is currently holding a Security Deposit pursuant to the terms of the Original Lease in the amount of Fifty-Three Thousand Twenty-One and 56/100 Dollars ($53,021.56) (the "Current Security Deposit"). Simultaneously with Tenant's execution of this First Amendment and delivery thereof to Landlord, Tenant shall deposit with Landlord an additional amount (the "Additional Security Deposit Amount") equal to Eight Thousand Seven Hundred Twenty-Two and 55/100 Dollars ($8,722.55). Upon Tenant depositing the Additional Security Deposit Amount with Landlord, the Current Security Deposit and the Additional Security Deposit Amount shall total Sixty-One Thousand Seven Hundred Forty-Four and 11/100 Dollars ($61,744.11) and such amount shall be held, used and applied in accordance with the terms of the Lease as the “Security Deposit” thereunder.

8.    Brokers. Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this First Amendment except for CBRE, Inc., as Landlord’s agent, and Tri Properties, Inc., as Tenant’s agent (collectively, the “Brokers”). Tenant agrees to indemnify and save Landlord and Landlord’s management agent harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its respective actions in connection with this First Amendment. Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this First Amendment. Landlord agrees to be responsible for the leasing commission due to the Brokers pursuant to separate written agreements between Landlord and each of the Brokers, and to hold Tenant harmless respecting same.

9.    Suite 215 Premises.
A.    Section 3(b)(iii) of the Original Lease is hereby deleted in in its entirety and is of no further force and effect.
B.    Landlord and Tenant hereby expressly acknowledge and agree that the Suite 215 Abatement Period set forth in the Original Lease shall be reduced from six (6) months to three (3) months, and, accordingly, Section 4(h)(B)(ii) of the Original Lease is hereby deleted and the following is inserted in lieu thereof:
“(ii) for the Suite 215 Premises for the first three (3) full calendar months following the Suite 215 Commencement Date (such three [3] month period being referred to herein as the “Suite 215 Abatement Period”)”
10.    Additional Modification. Section 40 of the Original Lease (captioned, “Right of First Refusal”) is hereby deleted in its entirety and is of no further force and effect.
11.    Counterpart Copies. This First Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this First Amendment.
12.    Miscellaneous. This First Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (ii) shall be governed by and construed in accordance with the laws of the State of North Carolina.
13.    Ratification. Except as expressly amended by this First Amendment, all other terms, conditions and provisions of the Original Lease are hereby ratified and confirmed and shall continue in full force and effect.
[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Office Lease Agreement under seal as of the day and year first hereinabove written.
LANDLORD:
PINE FOREST 240 TT, LLC, a Delaware limited liability company

By:    /s/ Andrew Dym_________________________
Name: Andrew Dym
Title: Authorized Signatory
TENANT:
DOVA PHARMACEUTICALS, INC., a Delaware corporation
By:    /s/ Mark W. Hahn_______________________
Name: Mark W. Hahn
Title:CFO

EXHIBIT A

FLOOR PLAN OF SUITE 230 PREMISES

EXHIBIT B
DECLARATION OF SUITE 230 COMMENCEMENT DATE
This Declaration of Suite 230 Commencement Date is made as of ___________________, 201_, by PINE FOREST 240 TT, LLC ("Landlord"), and DOVA PHARMACEUTICALS, INC. ("Tenant"), who agree as follows:
1.    Landlord and Tenant entered into a First Amendment to Office Lease Agreement dated ______________, 2019, in which Landlord leased to Tenant, and Tenant leased from Landlord, that certain Suite 230 Premises described therein in the office building located at 240 Leigh Farm Road, Durham, North Carolina (the "Building"). All capitalized terms herein are as defined in the First Amendment.
2.    Pursuant to the First Amendment, Landlord and Tenant agreed to, and do hereby confirm, that the Suite 230 Commencement Date is _____________. [INSERT THE FOLLOWING IF THE INITIAL PREMISES PORTION COMMENCEMENT DATE OCCURS AFTER SEPTEMBER 1, 2018 OR THE SUITE 230 COMMENCEMENT DATE DOES NOT OCCUR DURING THE SECOND (2nd) LEASE YEAR: Landlord and Tenant agreed to, and do hereby confirm, that the Base Rent payable by Tenant with respect to the Suite 230 Premises is as follows:

[insert revised schedule of Base Rent for the Suite 230 Premises - the below example reflects a revised schedule of Base Rent assuming an Initial Premises Portion Commencement Date of November 1, 2018 and a Suite 230 Commencement Date of March 1, 2020]

PERIOD	RATE	MONTHLY RENT	ANNUAL RENT

3/1/20 - 10/31/20	$26.97	$8,722.55	$104,670.60*
11/1/20 - 10/31/21	$27.71	$8,961.88	$107,542.56
11/1/21 - 10/31/22	$28.48	$9,210.91	$110,530.92
11/1/22 - 9/30/23	$29.26	$9,463.17	$113,558.04*
[*on an annualized basis]
3.Tenant confirms that: (i) it has accepted possession of the Suite 230 Premises as provided in the First Amendment; (ii) Landlord is not required to perform any work or furnish any improvements to the Suite 230 Premises under the Lease; (iii) Landlord has fulfilled all of its obligations under the Lease as of the date hereof; (iv) the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: ______________________________; and (v) there are no set-offs or credits against Rent (except as specifically set forth in the Lease), and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.
4.    The provisions of this Declaration of Suite 230 Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of the Lease.
[signature page follows]

LANDLORD: PINE FOREST 240 TT, LLC, a Delaware limited liability company By: ______________________________________ Name: Title:
TENANT: DOVA PHARMACEUTICALS, INC., a Delaware corporation By: ______________________________________ Name: Title: